                                                                    Exhibit 5.1




                        KOHRMAN JACKSON & KRANTZ P.L.L.

                                ATTORNEYS AT LAW
                        20th FLOOR, ONE CLEVELAND CENTER
                             CLEVELAND, OHIO 44114

                                    -------



                                  216-696-8700
                                   TELECOPIER
                                  216-621-6536

                               November 13, 1997


SecurFone America, Inc.
5850 Oberlin Drive, Suite 220
San Diego, California 92121

         Re:      Registration Statement on Form S-8 of SecurFone America, Inc.

Ladies and Gentlemen:

         SecurFone America, Inc., a Delaware corporation (the "Company"), is filing with the Securities and Exchange Commission a registration statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering and sale by the Company of up to 2,000,900 shares (the "Shares") of the Company's Class A Common Stock, par value $0.001 per share (the "Common Stock"), pursuant to stock options ("Options") granted or to be granted under the SecurFone America, Inc. 1997 Stock Option Plan and the SecurFone America, Inc. 1997 Directors' Stock Option Plan (collectively, the "Option Plans"), and stock grants pursuant to an Employment Agreement between the Company and Derek Davis, Retainer Agreements between the Company and Jennifer Griffith, Michael R. Lee, Gregory F. Lepore, Stephanie Marusiak, Amy J. Pipoly, and Steven L. Wasserman, Consulting Agreements between the Company and Robert M. Bernstein, E.B. Advisory Limited, Al Jugo and Terri Welles, and Fee Agreements between the Company and Dill, Dill, Carr, Stonbraker & Hutchings, P.C. and Kohrman Jackson & Krantz P.L.L. (collectively the "Grant Agreements"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection with this opinion letter, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation and the Bylaws of the Company; (ii) resolutions of the Board of Directors of the Company; (iii) the Option Plans;
(iv) the Grant Agreements; and (v) such other documents and instruments as we have deemed necessary for providing this opinion letter.

         We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have made such investigations of law as we deem appropriate as a basis for rendering the opinions expressed below, and as to various questions of fact material to the opinions, we have relied, to the extent we deem appropriate, upon representations or

KOHRMAN JACKSON & KRANTZ P.L.L.

SecurFone America, Inc.
Page 2
November 13, 1997

certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such documents, records and instruments.

         Based upon the foregoing examination, we are of the opinion that assuming (i) the Company maintains an adequate number of authorized but unissued Shares and treasury Shares available for issuance to those persons who exercise Options granted in accordance with the Option Plans and (ii) the Shares are duly delivered against payment therefor in accordance with the terms of the Option Plans and the Grant Agreements, the Shares issued pursuant to the exercise of Options granted in accordance with the Option Plans and pursuant to the Grant Agreements will be validly issued, fully paid and non-assessable.

         We express no opinion other than as to the Federal law of the United States and the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.




                                             KOHRMAN JACKSON & KRANTZ P.L.L.


                                            /S/ KOHRMAN JACKSON & KRANTZ P.L.L.